EXHIBIT 10.15

                                OPTION AGREEMENT


         This Option Agreement (the "Agreement") is made and entered into this 25th day of July, 1997 among Brock International, Inc., a Georgia corporation ("Brock"), and NetGain Corporation, a Georgia corporation ("NetGain"):

         For value received, and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                             OPTION TO CAUSE MERGER

         1.1 Grant of Options. NetGain hereby grants to Brock, subject to the terms and conditions hereinafter set forth, and in consideration of the payment by Brock to NetGain, on the date hereof, of the sum of $200,000 by check delivered to NetGain, an exclusive and irrevocable right and option (the "Option") to require NetGain to approve the merger (the "Merger") of NetGain into and with Brock Acquisition, Inc., a Georgia corporation and a newly formed, wholly owned subsidiary of Brock (the "Subsidiary") pursuant to an Agreement and Plan of Merger between Brock, NetGain and the Subsidiary in the form attached hereto as Exhibit A (the "Merger Agreement"). Brock may exercise the option at any time prior to the close of business on January 31, 1998 by giving written notice of its exercise of the Option to NetGain, which notice shall state that Brock is exercising the option and requiring the Board of Directors and stockholders of NetGain to approve the Merger. Within three business days of receipt of notice from Brock that it is exercising the Option, NetGain shall cause its Board of Directors, either at a meeting duly called and held or by unanimous written consent, to approve the Merger Agreement, and to cause a special meeting of stockholders of NetGain to be held to approve the Merger, which meeting shall be held as soon as practicable after approval of the Merger by the Board of Directors of NetGain and, in any event, within 30 days after exercise by Brock of the Option.

         1.1 Continuation of Option. In order to continue the Option in full force and effect, on the third business day prior to the fifteenth or last day of a month next following the Closing Date (as hereinafter defined) and on each third business day prior to the fifteenth and last day of each month thereafter until exercise, lapse or expiration of the Option, Brock shall pay to NetGain by wire transfer (each payment hereinafter referred to as a "Bimonthly Payment" and collectively as "Bimonthly Payments"), as payment for the continuation of the Option, the sum of $35,000. If such wire transfer is not received by NetGain by the close of business on the date it is due to be made, NetGain agrees to notify Brock by telephone, followed by written notice sent to Brock by telecopy, as provided in Section 9.4 hereof. Upon receipt of such notice of failure to receive a Bimonthly Payment, Brock will have to the end of the next business day



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following such notice to cure the failure to make the Bimonthly Payment. If
Brock fails to make a bimonthly payment or fails to cure the nonreceipt of a Bimonthly Payment as provided herein, the Option will lapse and will thereafter be null and void. Brock shall not be obligated to exercise the Option and may discontinue to make Bimonthly Payments provided for in this Section 1.2 and allow the Option to lapse, provided, however, it shall give written notice of such determination to NetGain at such time Brock determines to allow the Option to lapse. In the event such written notice of Brock's determination to allow the Option to lapse is given, Brock shall advance, as a loan to NetGain evidenced by NetGain's promissory note (to be substantially in the form attached hereto as Exhibit B) at the time such Bimonthly Payments shall have otherwise been due, amounts equal to each of the next two Bimonthly Payments which would have been due after the date of such notice of Brock's election to allow the Option to lapse, including (i) one loan, in an amount equal to a Bimonthly Payment, to be made by Brock to NetGain on February 11, 1998, provided that, between January 1, 1998 and January 15, 1998, the Option lapses or is otherwise not exercised by Brock, and (ii) another loan, in an amount equal to a Bimonthly Payment to be made by Brock to NetGain on February 24, 1998, provided that, after January 15, 1998, the Option lapses, expires or is otherwise not exercised by Brock. NetGain's promissory note given in respect of all such advances shall be payable in full 90 days after the notice by Brock of its determination to allow the Option to 1.2 lapse, or with respect to the loans provided for in clauses (i) and (ii), 90 days after each such loan.

         1.3 Issuance of Shares Upon Lapse or Expiration of the Option. If Brock should fail to exercise the Option on or before its expiration date either by reason of Brock's determination to allow the Option to lapse, a failure to make a Bimonthly Payment or upon Brock's failure to exercise the Option, in consideration of the payments theretofore made by Brock to NetGain (other than the advances against NetGain's promissory note or notes, if any) NetGain shall issue to Brock on the earlier of (i) receipt of notice from Brock of its determination to allow the Option to lapse, or (ii) January 31, 1998, shares of common stock, $.01 par value ("NetGain Common Stock"), which, at the time of issue, shall represent 10% of the then fully diluted equity of NetGain. For purposes of the immediately preceding sentence, "fully diluted equity of NetGain" shall mean the sum of the number of outstanding shares of NetGain Common Stock plus the number of shares of NetGain Common Stock issuable upon the exercise of then outstanding options to purchase NetGain Common Stock or upon the conversion or exercise of any other outstanding instruments or rights entitling the holder thereof to purchase shares of NetGain Common Stock which are outstanding on the date of such notice or such date. Brock acknowledges that the shares of NetGain Common Stock which would be issued to it pursuant to this
Section 1.3 shall not have been registered under the Securities Act of 1933, as amended, that Brock would acquire such shares for investment only and not with a view toward the distribution thereof and that any disposition of such shares by Brock will be made only in accordance with the registration provisions of the Securities Act and applicable state securities or "blue sky" laws, or pursuant to a valid exemption from registration under such laws.

         1.4 Delivery of Proxies. In order to ensure that Brock shall have the right to cause the Board of Directors of NetGain to approve the Merger and to call a special meeting of stockholders of NetGain to approve the Merger and to cause the stockholders of NetGain to


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approve the Merger at such meeting, NetGain shall deliver to Brock on the
Closing Date, irrevocable proxies (individually a "Proxy" and collectively, the "Proxies"), in the form attached hereto as Exhibit C, from stockholders of NetGain holding at least a majority on the Closing Date of the issued and outstanding shares of NetGain Common Stock on a fully diluted equity basis (and including Proxies from those individuals whose names appear in Section 7.1(f) hereof).

                                   ARTICLE II
                       THE MERGER AND THE MERGER AGREEMENT

         2.1 The Merger. In the event Brock exercises the Option, the Merger shall occur as soon as practicable after approval of the Merger and the Merger Agreement by the stockholders of NetGain. In such an instance, NetGain agrees to execute and deliver the Merger Agreement and such other documents, certificates and agreements as may be contemplated hereby or thereby or as shall be necessary or appropriate in connection therewith in order to permit the filing of the Merger Agreement with the Secretary of State of the State of Georgia as soon as practicable after the approval of the Merger by the stockholders of NetGain.

         2.2 The Merger Agreement. The Merger shall occur pursuant to the Merger Agreement, which shall be in the form attached hereto as Exhibit A. The Merger shall become effective upon the filing of the Merger Agreement with the Secretary of State of the State of Georgia, which date and time is hereafter referred to as the "Effective Date of the Merger".

         2.3 The Escrow Agreement. As contemplated hereby and by the Merger Agreement, each of the holders of NetGain Common Stock at the Effective Date of the Merger shall enter into an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit D providing for, among other things, the delivery of shares of common stock, $.01 par value, of Brock ("Brock Common Stock") issuable pursuant to the Merger Agreement into escrow under the terms of the Escrow Agreement and for the indemnification by holders of NetGain Common Stock of Brock from and against Undisclosed Liabilities (as defined in the Escrow Agreement) of NetGain. In order to comply with its obligation to insure execution and delivery by each of the holders of NetGain Common Stock of the Escrow Agreement, between the date of the meeting of the Board of Directors of NetGain to approve the Merger and the meeting of the stockholders of NetGain to approve the Merger, NetGain shall cause the Escrow Agreement to be executed by each of the holders of NetGain Common Stock, but shall hold the Escrow Agreement for delivery to Brock upon the Effective Date of the Merger.

                                   ARTICLE III
                                   THE CLOSING

         3.1 The Closing. The closing of the Merger shall be held at the offices of Powell, Goldstein, Frazer, and Murphy LLP in Atlanta, Georgia on the date of the meeting of the


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NetGain stockholders to approve the Merger, immediately following such meeting, at which time the documents to be delivered pursuant to this Agreement shall be executed and delivered. Such date is referred to in this Agreement as the "Closing Date".

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF NETGAIN

         NetGain hereby represents and warrants to Brock as follows:

         4.1 Organization and Good Standing of NetGain. NetGain is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business makes such qualification necessary. NetGain has delivered or made available to Brock or counsel for Brock true, correct and complete copies of its Articles of Incorporation and Bylaws as in affect on the date hereof, and the minute books, including minutes of all meetings, or consent actions in lieu thereof, of the stockholders and Board of Directors of NetGain (and any committees thereof) and of the members of the predecessor of NetGain, NetGain, L.L.C., a Georgia limited liability company (the "Predecessor").

         4.2 Capital Structure of NetGain. The entire authorized capital stock of NetGain consists of 10,000,000 shares of common stock, $.01 par value per share, of which 4,584,250 shares are issued and outstanding. No shares of NetGain Common Stock are held by NetGain in its treasury. All of the issued and outstanding shares of NetGain Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations. There are no outstanding or authorized options, warrants, calls, rights, puts, rights to subscribe, conversion rights or commitments or agreements of any character to which NetGain is a party or by which it is bound obligating NetGain to issue, deliver or sell, or cause to be issued, delivered or sold, shares of NetGain Common Stock or obligating NetGain to grant, extend or enter into any such option, warrant, call, right, put, right to subscribe, conversion right, commitment or agreement, except pursuant to Promissory Notes dated January 31, 1997 and April 30, 1997 payable to Carpe Fund, L.P., and except as set forth on Schedule 4.2 delivered to Brock. There are no outstanding or authorized stockholder or other restrictive agreements with respect to the ownership of NetGain Common Stock or the management of NetGain or any voting trust or other agreements or understandings with respect to the voting of NetGain Common Stock other than those listed and described on
Schedule 4.2. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NetGain. There is no liability for indebtedness for dividends or other distributions declared or accumulated but unpaid with respect to any equity securities of NetGain or the predecessor. NetGain has no subsidiaries.

         4.3 Authority. NetGain has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger and the Merger Agreement by the Board


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of Directors and stockholders of NetGain, to perform its obligations hereunder and under the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of NetGain and this Agreement is the valid and binding obligation of NetGain enforceable in accordance with its terms except as may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting creditors' rights generally.

         4.4 Noncontravention. Neither the execution, delivery and performance of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor the compliance with the provisions hereof or thereof will:

             (a) Conflict with, result in a violation of, result in a breach of, cause a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties or assets of NetGain under any term, condition or provision of any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NetGain, its properties or assets or the predecessor or its properties or assets;

             (b) Violate any provision of the Articles of Incorporation or Bylaws of NetGain; or

             (c) Require the consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity to be obtained by NetGain in connection with the execution and delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby and thereby.

         4.5 Absence of Liabilities. Except as set forth on Schedule 4.5 hereto, NetGain has no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) (other than liabilities resulting from the use of the NetGain Products, which liability does not result from a breach of the representations contained in Section 4.8) and all reserves established by NetGain and set forth in the Interim Financial Statements (as hereinafter defined) are adequate for all known liabilities and reasonably anticipated losses. Since the date of the Interim Financial Statements, there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board) which are not adequately provided for in the Interim Financial Statements as required by such Statement No. 5.

         4.6 Interim Financial Statements. Schedule 4.6 previously delivered to Brock has attached hereto true, correct and complete copies of the Interim Financial Statements of NetGain as of the inception of the Predecessor through June 30, 1997 (the "Interim Financial Statements"). The Interim Financial Statements are in accordance with the books and records of



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NetGain, present fairly the financial condition of NetGain as of the date thereof and the results of operations of NetGain for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied.

         4.7 Agreements. Schedule 4.7 previously delivered to Brock sets forth true, correct and complete lists of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which NetGain is a party, or made in the ordinary course of business and referred to in clauses (i) through (xii) of this Section 4.7. Except as set forth in
Schedule 4.7, NetGain is not a party to any written or oral, formal or informal:

                         (i) continuing contract for the future purchase , sale, license or subscription of products or services which calls for performance over a period of more than one year which is not terminable on 30 days' or less notice, without cost or other liabilities;

                         (ii) joint venture contract or other agreement which has involved or is reasonably expected to involve a sharing of profits with any third parties;

                         (iii) contract or commitment for the employment of, or any other type of contract or understanding with, any employee, officer or consultant which is not immediately terminable without cost or other liability on or at any time after the Effective Date of the Merger;

                         (iv) indenture, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money, a line of credit or a leasing transaction of a type required to be capitalized;

                         (v) lease or other agreement under which NetGain is lessor of, lessee of, or holds or operates any items of tangible personal property or real property owned by any third party and under which payments due or received from such third party exceed $5,000 per annum;

                         (vi) material agreement, license, franchise, permit, indenture or authorization;

                         (vii) agreement that restricts NetGain from engaging in any aspect of its business or competing in any line of business in any geographic area;

                         (viii)agreement with respect to confidential obligations to any third party;

                         (ix) distributor, sales agency, sales representation or vendor, contracts or subcontracts;


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                          (x)   arrangement under which the consequences of a
         default or termination could have a material adverse effect on the assets, liabilities, business, financial condition, operation, results of operations or future prospects of NetGain;

                          (xi) unfilled customer order or commitment obligating NetGain to delivery products or perform services which will result in a loss to NetGain upon completion of performance;


                          (xii) purchase order or commitment of NetGain in excess of normal requirements or in which prices provided therein are in excess of current market prices for the products or services to be provided thereunder; or

                          (xiii) Agreement to enter into any of the agreements referred to in subsections (i) through (xii) of this Section 4.7.

         (b) Each End User Agreement (as hereinafter defined) substantially conforms to the standard form(s) established by NetGain, subject to changes that (assuming continuation of its present business practices) are not material. Except for reasonable and ordinary marketing and service commitments and practices, or except as provided in written purchase orders, license agreements, maintenance contracts and customer files maintained by NetGain (true, complete and correct copies of which have previously been provided to Brock) NetGain has not made or entered into any contracts or commitments for the benefit of any current customers. "End User Agreement" mean the license agreements, maintenance agreements and any other agreements, options, commitments or understandings entered into by NetGain in the ordinary course of business with licensees or perspective licensees or purchasers or perspective purchasers of NetGain Products (as hereinafter defined). "NetGain Products" shall mean: (i) the Virtua Enterprise family of products of NetGain, (ii) the computer programs related thereto and developed by or on behalf of NetGain, (iii) related hardware sold or leased by NetGain or any affiliate of NetGain in combination of a license of the product lines by NetGain, (iv) any other computer software programs of NetGain that are competitive with or provide functionality equivalent to the Virtua Enterprise products of NetGain, and (v) any other software programs developed, maintained or serviced by NetGain.

    4.8 Title and Design Warranties. The NetGain Products, and any prior or subsequent versions thereof (including any components thereof) developed, marketed, sold or licensed by NetGain at any time prior to the date of this Agreement and on or prior to the Effective Date of the Merger:

                          (i) are or will be, aside from any Brock assistance, completely designed by NetGain and written or will be written solely by NetGain, using regular, salaried, full time NetGain employees within the scope of their employment or by independent contractors pursuant to agreements providing that



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         the work product of such independent contractor is the sole property of
         NetGain, except as disclosed on Schedule 4.8;

                          (ii) are or will be developed entirely with private funding, with no portion of the development either funded by the United States Government, or specified in any United States Government contract or subcontract or provided or created in the performance of any United States Government contract or subcontract;

                          (iii) do not and will not include any design components, actual code or documentation which is owned by or licensed from any third parties;

                          (iv) are not now, have not been and will not be pledged, covered, collaterally assigned as security or otherwise affected in any way by any bank loan, lending or security arrangement or other such arrangement entered into by or binding upon NetGain in any way, except as disclosed in Schedule 4.8 previously delivered to
         Brock:

                          (v) are and will be original works of authorship as works made for hire under the United States Copyright Act, of which works NetGain is the sole author;

                          (vi) have been programmed in accordance with recognized principles of modular coding (including such principles as (1) the use of well defined procedures, functions or subroutines, with suitably designed interface parameters and (2) the avoidance of side effects caused by unrestrained use of global variables) and are capable of being understood, after a reasonable period of study, by an experienced programmer appropriately skilled in the relevant programming language;

                          (vii)  contain no material errors, defects,
         inconsistencies or other problems which are known to NetGain, except as disclosed on Schedule 4.8;

                          (viii) are and will be suitable for use with the hardware configurations and operating systems for which they are or will be designed;

                          (ix) do not contain any virus, Trojan Horse, worm, or other software routine design to permit unauthorized access to the associated computer system, or to disable, erase or otherwise harm software, hardware or data, or to perform other similar actions; and do not contain or implement any backdoor, time bomb, software lockout key or device, drop dead device or other software routing designed to disable a computer program, either automatically with the passage of time or under the positive control of a person other than NetGain; and



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                          (x) do not infringe any Intellectual Property Rights
         (as hereinafter defined) of any third party (a "Third Party Right") and NetGain has not been notified of any possibility or allegation that any NetGain Products infringe any Third Party Right. "Intellectual Property Rights" means any and all worldwide rights in and with respect to patents, copyrights, proprietary information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.

    4.9  Absence of Owned Real Property. NetGain owns no real property.

    4.10 Compliance with Applicable Laws.

         (a) The business of NetGain is not being conducted in violation of any law, ordinance, regulation, rule or order of any governmental entity, the consequences of which in the aggregate would cause material damage or additional costs and expenses to NetGain. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice by any governmental entity with respect to NetGain is pending or, to the knowledge of NetGain, threatened, nor has any governmental entity indicated, to the knowledge of NetGain, an intention to conduct the same;

         (b) NetGain has all material permits, licenses and franchises from governmental entities required to conduct its business as now being conducted;

         (c) NetGain has not:

                          (i) made or agreed to make any contribution, payment, or gift of funds or property to any official, employee or agent of any governmental entity where either the contribution, payment or gift or the purpose thereof was illegal under the laws and regulations of such governmental entity or otherwise;

                          (ii)established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books and records for any reason; or

                          (iii) made or agreed to make any contribution, or reimburse any political gift or contribution made by any person or entity to any candidate for public office of any governmental entity.

         (d) NetGain has filed in a timely manner all reports, documents and other materials required to be filed under the applicable laws and regulations of any governmental entity and the information contained therein was true, correct and complete in all material respects; and



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         (e) NetGain has possession of all records and documents required to be retained under the applicable laws and regulations of any governmental entity.

    4.11 Absence of Litigation. There are no suits, grievances, arbitrations, actions, proceedings or investigations pending or, to the knowledge of NetGain, threatened against or affecting NetGain. There are no judgments, decrees, injunctions, rules or orders of any governmental entity or arbitrator outstanding against NetGain which involve the likelihood of any adverse judgment or liability, whether or not fully covered by insurance, which can reasonably be expected to result in any liability of NetGain with respect to its business or assets or any material adverse change in the operations, prospects or condition of NetGain.

    4.12 Employee Benefits. Schedule 4.12, previously delivered to Brock, lists all welfare benefit, pension, retirement, insurance, bonus, deferred compensation or other similar plans or arrangements which NetGain maintains, or to which NetGain has any outstanding, present or future liability with respect thereto, including without limitation obligation to contribute to or make payments under whether formal or informal, written or unwritten (hereinafter referred to as the "NetGain Plans" and NetGain Plans together with any such plans maintained by any entity which together with NetGain constitutes a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986 (the "Code") are hereinafter referred to as "The NetGain Group Plans"), copies of which, including trust agreements under such NetGain Plans and determination letters issued by the Internal Revenue Service with respect thereto, and IRS Forms 5500 and attorney's response to an auditor's request for information for each of the three most recent plan years, have been provided to Brock. No NetGain Group Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA") or is intended to meet the requirements of Section 401(a) of the Code. No NetGain Group Plan has been involved in prohibited transaction, as defined in Section 4975(c)(1) of the Code or Section 406 of ERISA. NetGain has no knowledge of any breach of a fiduciary duty with respect to any NetGain Group Plan maintained pursuant thereto. There has been no failure to file any reports or returns with respect to any NetGain Group Plan. Both NetGain and any entity which together with NetGain constitutes a single employer within the meaning of the Code (hereinafter referred to as the "NetGain Group") have no outstanding, present or future obligation or liability to contribute to a multiemployer plan. If any Group Plans were terminated on the Closing Date, no member of the NetGain Group would have any liability as a result of the termination. Each member of the NetGain Group has made full and timely payment of, or has accrued on its financial statements, pending full and timely payments, all amounts which are required under the terms of each NetGain Group Plan and in accordance with applicable law for the plan year within which the Closing Date falls. No member of the NetGain Group has any liability with respect to any NetGain Group Plan. All NetGain Group Plan comply in all material respects with ERISA and, when applicable, with the Code. All of The NetGain Group Plans have been administered in substantial compliance with the requirements of ERISA and, when applicable, with the requirements of the Code. Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of The NetGain Group Plans or any fiduciary of any of The NetGain Group Plans or against the assets of any of The NetGain Group Plans. The consummation of the transactions contemplated hereby



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will not accelerate or increase any liability under any NetGain Group Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder. Except for benefit obligations under any NetGain Group Plan which is intended to meet the requirements of Section 401(a) of the Code, no member of NetGain Group has any obligation to any retired or former employee, or any current employee upon retirement, under any NetGain Group Plan, and any NetGain Group Plan can be terminated without resulting in any NetGain liability to Brock.

    4.13  No Defaults.

          (a) NetGain is not in default under and there exists no event, condition or occurrence, which with notice, lapse of time or both, which would constitute such a default by NetGain under any agreement to which NetGain is a (a) party, the consequences of which in the aggregate would cause material damage or additional costs and expenses to NetGain;

         (b) There exists no actual or, to the knowledge of NetGain, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of NetGain with any customer or group of customers of NetGain or the business relationship of any supplier or licensor to NetGain; and

         (c) There are no defaults or claims purported, or alleged defaults, or any state of facts which, with notice, lapse of time or both, would constitute defaults under any obligations on the part of NetGain to be performed under any instruments, documents, agreements (oral or written) to which NetGain is a party, including, without limitation, any contracts or licenses, the consequences of which in the aggregate would cause material damage or additional costs and expenses to NetGain.

    4.14 Taxes. As of the Closing Date, NetGain and the Predecessor will have filed all tax returns which are required to have been filed, and will have paid all taxes and governmental charges due and payable with respect to such returns. Each such return is or will be true, correct and complete in all material respects, and copies of such returns have been or will be provided to Brock. NetGain agrees to capitalize all research and development expenditures accrued for NetGain Products and any other accrued research and development expenditures on its 1997 annual tax returns. As of the date hereof and as of the Closing Date, NetGain has and will have accrued in accordance with generally accepted accounting principles all taxes and governmental charges, including deferred taxes, that are or will become due and payable with respect to its operations through the Closing Date. All amounts required to be withheld by NetGain from its employees (as classified for payroll tax purposes by the appropriate governmental authority, without regard to the classification by NetGain) for income tax, social security contributions, unemployment tax, workers' compensation, or other employment tax purposes have been and will be withheld and, if applicable, paid to the appropriate governmental agencies. The transaction resulting in the acquisition by NetGain of all of its assets from the Predecessor constituted a transfer to a controlled corporation within the meaning of Section 351 of the

Internal Revenue Code (the "Code"). The members of NetGain's predecessor have paid all income taxes, if any, that were due with respect to the Predecessor's income for all periods prior to the Closing Date. No claim or assessment is pending or, to the knowledge of NetGain, threatened against NetGain, the Predecessor, or the members of the Predecessor. There are no pending or, to the knowledge of NetGain, threatened audits of any tax return of NetGain, the Predecessor, or the members of the Predecessor. Neither NetGain, the Predecessor, or the members of the Predecessor have executed a waiver or consent extending any statute of limitations for the assessment or collection of any taxes which remains outstanding. NetGain is not, nor has it ever been, a member of a consolidated group of corporations as defined in Section 1504 of the Code, or comparable provision of the laws of any state.

    4.15 Disclosure. No representation or warranty made by NetGain in this Agreement, the schedules delivered to Brock, the Merger Agreement or with respect to any document, written information, statement, Interim Financial Statement, certificate or exhibit prepared or furnished or to be prepared and furnished by NetGain or its representatives pursuant hereto, or pursuant to the Merger Agreement, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made or furnished.

    4.16 Acquisition of the Predecessor. NetGain duly and validly acquired all of the business and assets of the Predecessor pursuant to the Agreement and Plan of Merger between NetGain Acquisition Corporation and the Predecessor dated July 9, 1997 effective as of July 9, 1997, which agreement was duly and validly approved by the members of the Predecessor and the Board of Directors and stockholders of NetGain.

    4.17 Vacation Pay. NetGain shall amend its employment policies, as necessary, so that, as of the Effective Date of the Merger, it shall have no liability to employees or former employees of NetGain for accrued but untaken vacation.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BROCK

    Brock represents and warrants to NetGain as follows:

    5.1 Organization and Good Standing. Brock is and the Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and Brock has and the Subsidiary will have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or as may be conducted. Brock will own all of the outstanding capital stock of the Subsidiary.

         5.2 Authority. Brock has and the Subsidiary will have all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby on the part of Brock and the Subsidiary, respectively. The execution and delivery by Brock of this Agreement and by Brock and the Subsidiary of the Merger Agreement and the consummation by Brock and the Subsidiary of the transactions contemplated on their part by this Agreement and the Merger Agreement have been or will be duly authorized by all necessary corporate action on the part of Brock and the Subsidiary. This Agreement has been duly executed and delivered by Brock and is the valid and binding obligation of Brock enforceable in accordance with its terms.

         5.3 Brock SEC Filings. Brock has made available to NetGain (and NetGain agrees to furnish or make copies available to each holder of NetGain Common Stock and each holder of an option to purchase NetGain Common Stock on or prior to the Effective Date of the Merger) true, complete and correct copies of Annual Report on Form 10-K for the year ended December 31, 1996, its quarterly report on Form 10-Q for the quarter ended March 31, 1997, its proxy statement for its annual meeting of stockholders held on May 6, 1997 and its Annual Report to Stockholders for the year ended December 31, 1996. Brock agrees to furnish to NetGain (and NetGain agrees to furnish or cause to be made available to each holder of NetGain Common Stock and each holder of an option to purchase NetGain Common Stock on or before the Effective Date of the Merger) any filings made hereafter and prior to January 31, 1998 or the lapse of the Option, whichever shall first occur, by Brock with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 or the Securities Act and copies of each press release made generally available to the public by Brock. In their entirety, these documents are hereinafter referred to as the "Brock SEC Filings."

         5.4 Disclosure. No representation or warranty made by Brock in this Agreement, the Merger Agreement, the Brock SEC Filings or with respect to any document, written information, statement, certificate or exhibit prepared or furnished or to be prepared and furnished by Brock or its representatives pursuant hereto, or pursuant to the Merger Agreement, or in connection with the transactions contemplated hereby or thereby, (as of the date of filing with the SEC or release to the public with respect to the Brock SEC Filings), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made or furnished.

         5.5 Adverse Tax Consequences. The parties hereto intend that this transaction qualify as a reorganization under Section 368(a)(1)(A)(a)(2)(D) of the Code, and neither party hereto shall take a contrary position with respect to such party's federal or state tax returns.

                                   ARTICLE VI
                        CONDUCT AND TRANSACTIONS PRIOR TO
                        THE EFFECTIVE DATE OF THE MERGER

         6.1      Information and Access.

                  (a) During the period from the date hereof until the Effective Date of the Merger, or until termination of this Agreement pursuant to
         Article VIII hereof, NetGain shall afford and, with respect to clause
         (ii) below, shall cause NetGain's independent certified public accountants to afford:

                                    (i) to the employees, independent public
                  accountants, counsel and other representatives of Brock, reasonable access to the properties, books, records (including tax returns filed and those in preparation) and the right to receive copies thereof and to the personnel of NetGain in order that Brock shall have a full opportunity to make such investigation as it reasonably desires to make of NetGain, provided that Brock's access to the premises of NetGain and to its representatives shall be during normal business hours and on reasonable notice to NetGain and shall be conducted by such persons in a manner not to unduly disrupt the business activities of NetGain;

                                    (ii)to the independent public accountants of
                  Brock, access to the audit work papers and other records of the independent public accountants of NetGain and the right to receive copies thereof.

                  (b) No investigation pursuant to this Section 6.1 and no information received by Brock in the course of conducting its due diligence investigation and no assistance provided by Brock or its representatives in the preparation of schedules furnished by NetGain to Brock shall affect or otherwise diminish any representations and warranties of NetGain or any conditions precedent to the obligations of Brock and the Subsidiary.

         6.2      Confidentiality.

                  (a) Brock shall not release, publish, reveal or disclose, directly or indirectly, any Proprietary Material (as hereinafter defined) except:

                                    (i) to Brock's officers, directors,
                  employees, financial advisors, legal counsel, independent certified public accountants, lenders, or other agents, advisors or representatives as shall require access thereto for the purposes of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this
                  Section 6.2; or

                                    (ii)with the prior consent of NetGain and
                  then only to the extent specified in such consent. "Proprietary Material" shall mean any business or technical information of or relating to NetGain including, without limitation, systems, processes, data, functional specifications, computer programs, marketing and advertising methods, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers provided that such information is identified as constituting "Proprietary Material" to Brock prior to being furnished to Brock. Brock agrees to take all reasonable precautions to safeguard the confidentiality of the Proprietary Material.

                  (b) The restrictions on disclosure of information contained in this Section 6.2 do not extend to any item of information that:

                                    (i)   is publicly known at the time of its
                  disclosure,

                                    (ii)  is lawfully received by Brock from a
                  third party not bound in a confidential relationship to NetGain to the knowledge of Brock,

                                    (iii) is published or otherwise made known
                  to the public by NetGain,

                                    (iv)  was generated independently before its
                  receipt from NetGain, or

                                    (v) is required to be disclosed pursuant to
                  an order or decree of a governmental entity or other legal requirement to produce or disclose such item or information provided, however, that upon receiving notice that any such order or decree is being sought or that any legal requirement is applicable, Brock shall promptly give NetGain notice thereof and Brock shall cooperate with NetGain's efforts, if any, to contest the issuance of such order or decree or the application of such legal requirement.

         6.3 Conduct of Business. From the date hereof until the Effective Date of the Merger, or until the earlier termination of this Agreement pursuant to Article VIII hereof, NetGain shall conduct its business in the ordinary and usual course consistent with past practice, and NetGain shall use its reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees, and to maintain satisfactory relations with licensors, franchisers, licensees, suppliers, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Effective Date of the Merger without the prior written consent of Brock, NetGain shall not, to the extent such actions are within the control of NetGain, unless this Agreement has been previously terminated pursuant to Article VIII hereof do any of the following:

                  (a) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (b) amend its articles of incorporation or bylaws;

                  (c) license, sell, transfer, lease, pledge or otherwise dispose of or encumber any of its material assets (including, without limitation, any Intellectual Property Rights) or any indebtedness owed to it or any claims held by it, except for the sale, license, or subscription for (or the furnishing of associated services) of NetGain Products in the ordinary course of business;

                  (d) incur any indebtedness for borrowed money, guaranty any such indebtedness, issue or sell any debt securities, guaranty, endorse or otherwise as an accommodation become responsible for obligations of others, or make loans or advances;

                  (e) issue any NetGain Common Stock or issue or grant any rights to purchase or otherwise acquire shares of NetGain Common Stock other than the acceleration after exercise of the Option of the vesting of options outstanding on the date hereof to purchase shares of NetGain Common Stock which are not already vested on the date of exercise of the Option ("NetGain Option Shares"), provided that the following conditions are satisfied:

                                    (i) options to purchase NetGain Option
                  Shares shall only vest during the period between the exercise of the Option and the Effective Date of the Merger;

                                    (ii)shares of Brock Common Stock issuable or
                  deliverable pursuant to the Merger Agreement in respect of NetGain Option Shares shall be held in Escrow pursuant to the Escrow Agreement until January 1, 1999 even if the NetGain Option Shares are otherwise deliverable pursuant to the release provisions of the Merger Agreement; and

                                    (iii) If the holders of NetGain Option
                  Shares ("NetGain Option Holders") leave the employ of Brock or the Subsidiary, as the case may be, prior to January 1, 1999, they shall forfeit, pursuant to the terms of the Escrow Agreement, all shares of Brock Common Stock issuable or deliverable in respect of NetGain Option Shares;

                  (f) grant any increase in rates of pay, salaries, bonuses or benefits to its employees or enter into any new employment contracts with employees, agents or independent contractors (other than agreements that are terminable at will by the Company), provide for any severance, change in control or similar benefit or any increase in severance or termination benefits, payable or to become payable by NetGain to its employees;

                  (g) adopt or amend in any material respect any NetGain Plans;

                  (h) change in any material respect the accounting methods or practices followed by NetGain;

                  (i) take any action that would result in any of the representations and warranties of NetGain set forth in this Agreement to become untrue or in any of the conditions to the consummation of the transactions contemplated by this Agreement not to be satisfied;

                  (j) enter into any written or oral contract, agreement or other involvement of the type to be disclosed to Brock pursuant to
         Section 4.7 hereof, or modify, accelerate, terminate or cancel, any such contract, agreement or other instrument; or

                  (k) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         6.4 Distribution Agreement. From the date hereof until the Effective Date of the Merger or the earlier termination of this Agreement pursuant to Article VIII hereof, the parties hereto agree to distribute the NetGain Products as follows:

                  (a) Brock and NetGain will split evenly all revenues from the sale or license of or subscription for NetGain Products but only NetGain's one-half thereof shall be credited toward revenues from NetGain Products as provided in Section 2.2 of the Merger Agreement, and Brock shall retain all cash received as a result of its distribution of NetGain Products unless the Option lapses or expires unexercised, in which case Brock shall promptly pay to NetGain one-half of such cash;

                  (b) If the Option lapses, expires or is otherwise not exercised by Brock, Brock will, as soon as practicable thereafter, assign to NetGain all of Brock's rights with respect to the customers of NetGain Products as they relate to such products;

                  (c) NetGain shall approve all the sales or licenses of or subscriptions for NetGain Products; and

                  (d) NetGain agrees to provide appropriate services and support to all the customers of NetGain Products; provided, however, that NetGain shall be obligated to provide such services and support directly to such customers only in the event that the Option lapses or is terminated and that at all times prior to the lapse or termination of the Option, such services and support shall be provided through authorized Brock personnel.

         6.5      Negotiation with Others.

                  (a) From and after the date hereof until the Effective Date of the Merger, the earlier termination of this Agreement pursuant to
         Article VIII hereof or notice by Brock of Brock's decision to allow the option to lapse, NetGain will not, directly or indirectly (and will use its reasonable efforts to cause its officers, employees, representatives and advisors not to, directly or indirectly):

                                    (i) solicit, initiate discussions, or engage
                  in negotiations with any Person (as hereinafter defined), whether such negotiations are initiated by NetGain or otherwise, or take any other action to facilitate the efforts of any Person, other than Brock, relating to the possible acquisition of NetGain (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets;

                                    (ii)provide information with respect to
                  NetGain to any Person, other than Brock, relating to the possible acquisition of NetGain (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets;

                                    (iii) enter into any agreement with any
                  Person, other than Brock, providing for the possible acquisition of NetGain (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets; or

                                    (iv)make or authorize any statement,
                  recommendation or solicitation in support of any possible acquisition of NetGain (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any Person, other than Brock.

"Person" shall mean any material person, company, corporation, partnership, joint venture, trust, limited liability company or any other entity.

                  (b) If NetGain receives any unsolicited offer or proposal to enter into negotiations relating to the possible acquisition by NetGain by any person other than Brock, NetGain shall immediately notify Brock thereof, including information as to the identity of the offeror or the party making such offer or proposal and the specific terms of such offer or proposal, as the case may be.

                  (c) NetGain recognizes that a breach of Section 6.5 will cause irreparable and material loss to damage.

                  (d) NetGain understands that Brock will not have an adequate remedy at law for a breach or threatened breach by Brock of the terms of Section 6.5, and NetGain therefore agrees that if it should breach its agreement contained in Section 6.5, NetGain shall pay to Brock on demand the sum of $100,000 plus amounts previously paid by Brock to NetGain upon execution of the letter of intent between Brock and NetGain on July 9, 1997, upon execution of this Agreement and in respect of Bimonthly Payments, to reimburse Brock for the expenses Brock shall have incurred in connection with the transactions contemplated hereby and as partial reimbursement to Brock for its damages arising out of loss of bargain; provided, however, the right to receive such payment shall not be Brock's exclusive remedy for such breach and Brock shall have, in addition to the right to receive such payment, such other rights and remedies in respect of such breach as may be provided at law or in equity including, without limitation, the right to seek temporary and permanent injunctions enjoining any such breach or the continuation thereof by NetGain.

         6.6 Consultation with Brock. From and after the date hereof until the Effective Date of the Merger or the earlier termination of this Agreement pursuant to Article VIII hereof, NetGain shall afford to Brock the right and opportunity to make recommendations as to the conduct of the business and affairs of NetGain in contemplation of the Merger (including specifically, without limitation, recommendations concerning relations with employees, customers and vendors and the use of NetGain's assets and its product development activities) and NetGain shall promptly advise Brock in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the business, operations, financial condition or prospects of NetGain.

         6.7 No Impediment to Merger. From and after the date hereof and until the Effective Date of the Merger or the earlier termination of this Agreement pursuant to Article VIII hereof, NetGain agrees not to take or cause to be taken any action which would reasonably be expected to have the effect of causing Brock not to exercise the Option or which would cause the Merger not to be consummated and NetGain agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         6.8 Public Announcements. Brock and NetGain shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the consent of the other party, except as may be required by law.

         6.9 Expenses. Brock on the one hand and the stockholders of NetGain, on the other hand, shall pay the expenses (including legal fees and expenses) incurred by Brock and NetGain, respectively, in connection with the transactions contemplated by this Agreement, except that Brock shall pay up to $15,000 of such expenses incurred by NetGain through the Effective Date of the Merger, should the Merger occur. On the Effective Date of the Merger, the stockholders of NetGain shall have contributed to the capital account of NetGain such amount as may be necessary to cause the accrued liabilities of NetGain on the Effective Date of the Merger not to exceed payroll expenses of NetGain accrued since the last Bimonthly Payment and up to $10,000 of other current liabilities incurred by NetGain in the ordinary course of business, and such amount contributed by the stockholders of NetGain to its capital account shall be used to discharge liabilities of NetGain in excess of such amounts.

         6.10 Notification of Certain Matters. NetGain shall give prompt notice to Brock of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause:

                                    (i) any representation or warranty contained
                  in this Agreement to be untrue or inaccurate in any respect from the date hereof until the Effective Date of the Merger, or

                                    (ii)any failure of NetGain or any officer,
                  director, employee, or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 Conditions to Obligations of Brock. The obligation of Brock to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by Brock:

                  (a) Representations and Warranties. All information required to be furnished or delivered by NetGain pursuant to this Agreement or the schedules contemplated hereby shall have been furnished or delivered as of the date hereof and the Closing Date, as required hereunder. The representations and warranties of NetGain set forth in this Agreement and the Merger Agreement shall be true, correct and complete in all respects as of the date hereof, the Closing Date and the Effective Date of the Merger, as though made on and as of such dates. Brock shall have received a certificate signed by an officer of NetGain to such effect as of each of the Closing Date and the Effective Date of the Merger. Any inspection or audit of any matters relating to NetGain pursuant to this Agreement shall in no way limit the ability of Brock to rely on the representations or warranties set forth herein.

                  (b) No Effect on Right to Rely on Representations. The fact that a stockholder of NetGain shall become an employee or stockholder of Brock on or after the Effective Date of the Merger shall in no way limit, affect or impair the ability of Brock to rely on the representations, warranties, covenants and agreements of NetGain set forth herein.

                  (c) Performance of Obligations of NetGain. NetGain shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date and the Effective Date of the Merger, as the case may be, and Brock shall have received a certificate signed by an officer of NetGain to such effect as of each of such dates.

                  (d) No Injunction, Etc. No suit, action or proceeding shall be pending or threatened before any governmental entity wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

                                    (i)   prevent consummation of any of the
                  transactions contemplated by this Agreement;

                                    (ii)  cause any of the transactions
                  contemplated hereby or by the Merger Agreement to be rescinded following consummation; or

                                    (iii) materially and adversely affect the
                  right of Brock to own, operate or control the business or assets of NetGain.

                  (e) Receipt of Proxies. Brock shall have received the Proxies provided for in Section 1.4 hereof.

                  (f) Approval and Execution of Agreement; Employment Agreements. This Agreement, the Merger Agreement, the Escrow Agreement and the Promissory Note of NetGain attached hereto as Exhibit A, D and B, respectively, shall each have been approved by the Board of Directors of NetGain and executed by NetGain and the stockholders of NetGain, as the case may be, and the form of Employment Agreements attached hereto as Exhibit F (the "Employment Agreements"), modified as to each such person as confirmed in a letter to each of them, respectively, from Brock dated the date hereof, shall have been executed and delivered by the persons to be employed thereunder upon the Effective Date of the Merger, who are: Mike Barnwell, Dale Gonzales, Tony Antoniades and David Scott.

                  (g) Agreement with Lender. Carpe Fund, L.P., a Georgia limited partnership ("Lender") shall have executed an agreement substantially in the form attached hereto as Exhibit G providing for the issuance to Lender of shares of Brock Common Stock, valued at the average of the closing prices for the common stock as reported in the Wall Street Journal, for the ten trading days preceding the Effective Date of the Merger, equal in value to the amounts owed by NetGain to Lender on the Effective Date of the Merger in satisfaction of the outstanding obligations of NetGain to Lender as of such date.

                  (h) Results of Due Diligence. Brock shall have been reasonably satisfied with the results of its due diligence investigation of NetGain, including, without limitation, with the demonstration by NetGain of a working version of NetGain Products.

                  (i) Appointment of Representatives. The stockholders of NetGain shall have approved the appointment of Mike Barnwell and Tom McNeight (the "Representatives") to represent such former holders of NetGain Common Stock upon and after the Effective Date of the Merger under the Escrow Agreement and, in the event of the inability or unwillingness prior to execution of the Escrow Agreement of any of the persons so selected to act as Representatives, substitute Representatives similarly selected, the Representatives to have the powers and authority provided for in the Escrow Agreement.

                  (j) Accuracy of Disclosures. Examination by Brock shall not have revealed any material inaccuracy in any of the representations and warranties made by NetGain in this Agreement or in the schedules delivered pursuant hereto.

                  (k) Condition of NetGain Assets. As of the Closing Date, all of NetGain's properties and assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business between the date hereof and the Closing Date and Brock shall have received a certificate of the President of NetGain dated as of the Closing Date to such effect.

                  (l) Uniform Commercial Code Searches. Uniform commercial code searches, if desired by Brock, shall be made or caused to be made by Brock at its expense. The results of such searches shall be reasonably satisfactory to Brock and its counsel, shall have been received by Brock and any and all liens, claims, security interests or encumbrances against any of NetGain's properties or assets disclosed thereby which are not acceptable to Brock shall have been released or terminated by NetGain prior to or at the time of the closing.

                  (m) Releases. Each stockholder and option holder of NetGain shall have executed and delivered to Brock a release of any claims against NetGain, its officers and directors and other persons acting on its behalf, in such capacities and against any other stockholder of NetGain, as a stockholder, in form and substance satisfactory to Brock and its counsel.

                  (n) Approval of Brock's Counsel. The form and substance of all legal matters contemplated by this Agreement and the Merger Agreement and of all papers delivered hereunder shall be reasonably satisfactory to Powell, Goldstein, Frazer, and Murphy LLP, counsel to Brock.

                  (o) Approval of Merger and the Merger Agreement. The Board of Directors of NetGain shall have approved the Merger and the Merger Agreement, NetGain shall have executed and delivered the Merger Agreement and the stockholders of NetGain shall have approved the Merger and the Merger Agreement at a special meeting of stockholders of NetGain duly called for such purpose.

              (p) Acceleration of NetGain Option Shares. NetGain shall have accelerated the vesting of all options to purchase NetGain Option Shares after the exercise of the Option but before the Effective Date of the Merger.

(a) (q) Expense Obligations. The stockholders of NetGain shall have satisfied their obligations in Section 6.9 of this Agreement.

         7.2 Conditions to Obligations of NetGain. The obligations of NetGain to consummate the transactions contemplated by this Agreement and the Merger Agreement are subject to the satisfaction of the following conditions, unless waived by NetGain:

               (a) Representations and Warranties. The representations and warranties of Brock set forth in this Agreement and the Merger Agreement shall be true and correct in all material respects as of the date hereof, the Closing Date and the Effective Date of the Merger, as though made on and as of such dates. NetGain shall have received a certificate signed by an officer of Brock to such effect as of each of the Closing Date and the Effective Date of the Merger.

               (b) Performance of Obligations of Brock and the Subsidiary.
         Brock and the Subsidiary shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date and the Effective Date of the Merger, as the case may be, and NetGain shall have received a certificate signed by an officer of Brock and the Subsidiary to such effect as of each of such dates.

               (c) No Injunction, Etc. No suit, action or proceeding shall be pending or threatened before any governmental entity wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

                          (i) prevent consummation of any of the transactions contemplated by this Agreement;

                          (ii) cause any of the transactions contemplated hereby or by the Merger Agreement to be rescinded following consummation; or

                          (iii) adversely affect the right of Brock to own,
                operate or control the business or assets of NetGain.

               (d) Approval of NetGain's Counsel. The form and substance of all legal matters contemplated by this Agreement and the Merger Agreement and of all papers delivered hereunder and thereunder shall be reasonably satisfactory to Morris, Manning & Martin, counsel to NetGain.

               (e) Approval and Execution of Agreements. This Agreement, the Merger Agreement, the Escrow Agreement and the Employment Agreements shall each have been approved by the Board of Directors of Brock and the Subsidiary, as the case may be, and executed and delivered by Brock or the Subsidiary, as the case may be.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

                  (a) mutual agreement of the parties to this Agreement;

                  (b) Brock, if there has been a breach by NetGain of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which NetGain fails to cure within five business days after notice thereof is given by Brock (except that no cure period shall be provided for a breach by NetGain which by its nature cannot be cured);

                  (c) NetGain, if there has been a breach by Brock of any representation, warranty, covenant or agreement set forth in this Agreement which is material and which Brock fails to cure within five business days after notice thereof is given by NetGain (except that no cure period shall be provided for a breach by Brock which by its nature cannot be cured);

                  (d) by either party hereto if the Option lapses, Brock gives notice under Section 1.2 hereof of its intention not to exercise the Option or if the Option is not exercised on or prior to January 31, 1998;

                  (e) by either party hereto of any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

         8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall be of no further force or effect except for the provisions of Sections 6.2, 6.8, 6.9 and
Article IX, each of which shall survive the termination of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2 Extension; Waiver. At any time prior to the Closing Date, the parties, through duly authorized officer, may:

              extend the time for performance of any of the obligations, rights or other acts of the other party;

              (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement;

              (c) waive compliance with any of the agreements or conditions contained in this Agreement.

Any agreement on the part of the party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party granting such extension or waiver.

         9.3 Entire Agreement. This Agreement (including the schedules furnished to Brock pursuant hereto) and the other documents attached hereto as exhibits contain the agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

         9.4 Notices. All notices and other communications pursuant to this Agreement shall be in writing (except as otherwise specifically provided) and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by recognized national overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) If to Brock or the Subsidiary, to:

                       Brock International, Inc.
                       2859 Paces Ferry Road
                       Suite 1000
                       Atlanta, GA  30339
                       Attn:            R. Douglas MacIntyre
                       Telephone:       770-431-1200
                       Telecopier:      770-431-1181

                           With a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                           16th Floor
                           Atlanta, GA  30303
                           Attn:            G. William Speer, Esq.
                           Telephone:       404-572-6600
                           Telecopier:      404-572-6999

                  (b) If to NetGain, to:

                           NetGain Corporation
                           430 Tenth Street, N.W.
                           Suite S-003
                           Atlanta, GA  30318
                           Attn:            Mike Barnwell
                           Telephone:       404-872-5050
                           Telecopier:      404-572-5052

                           With a copy to:

                           Morris, Manning & Martin
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, GA  30326
                           Attn:            Grant W. Collingsworth, Esq.
                           Telephone:       404-233-7000
                           Telecopier:      404-365-9532

                  (c) All notices and other communications shall be deemed to have been received:

                          (i) in the case of personal delivery, on the date of such delivery,

                          (ii) in the case of a telecopy, when the party
                  receiving such telecopy shall have confirmed receipt of the communication, or

                          (iii)in the case of delivery by recognized national
                  overnight courier, on the next business day following delivery to such courier.

         9.5 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Benefits, Assignments. This Agreement is not intended to confer against any Person other than the parties hereto any rights or remedies hereunder and shall not be assigned by operation of law or otherwise.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein.

         9.8 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Nothing in any schedule delivered to Brock pursuant to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items themselves). The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.9 Arbitration. Except for the equitable remedies provided for in this Agreement, the parties hereto have agreed to settle all disputes by binding arbitration by a single arbitrator in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties hereto by their duly authorized officers, all as of the date first above written.

                                             BROCK INTERNATIONAL, INC.

                                             By:
                                                -------------------------------
                                                   R. Douglas MacIntyre
                                                   President

                                             NETGAIN CORPORATION

                                             By:
                                                -------------------------------
                                                   Mike Barnwell
                                                   President